Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-192500 and 333-225036) of Vince Holding Corp. of our report dated June 11, 2020 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 11, 2020